                [John Hancock Life Insurance Company Letterhead]

                                                                   Exhibit 10(a)

April 29, 2002


U.S. SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  John Hancock Variable Annuity Account V
     (File Nos. 33-15672and 811-5140)


Commissioners:

      This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 16 under the Securities Act of 1933 (Post-Effective Amendment No. 24 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account V as required by Rule 485 under the 1933 Act.

      I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

      I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.


                                         Very truly yours,

                                         /s/ ARNOLD R. BERGMAN
                                         ---------------------------
                                         Arnold R. Bergman
                                         Counsel

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